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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 14, 1998

                                Bionutrics, Inc.
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-22011


                  NEVADA                             86-0760991

(State or other jurisdiction of                      (IRS Employer
incorporation or organization)                       Identification No.)




2425 E. CAMELBACK RD., SUITE 650                     85016-4214
   PHOENIX, AZ  85016

(Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (602) 508-0112

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Item No. 2.  Acquisition or Disposition of Assets

         Bionutrics-AC Humko Alliance. On August 20, 1998, registrant announced an $8 million transaction with AC Humko Corp. of Memphis, TN. The parties had closed August 14, 1998, on the sale to AC Humko of (a) $4 million of Bionutrics common stock at $2 per share (2 million shares) and (b) $2 million of rice bran processing technology for AC Humko's restricted use in North America. The transaction also provides for AC Humko to pay a further $2 million to Bionutrics for certain processing assets upon completion of due diligence and documentation.

         AC Humko is a national leader in vegetable oil manufacturing and rice milling. It has over 60 years' experience manufacturing private label brands and oil-based ingredient product lines. AC Humko is the former edible processing division of Kraft foods. Today, AC Humko is a U.S. subsidiary of the $8.5 billion Associated British Foods, Plc.

         Technology Sale to AC Humko. Registrant received $2 million for the technology transfer to AC Humko pursuant to the technology agreement, which establishes for AC Humko and registrant respective fields of use for the use and practice of such technology.

         The technology transfer gives AC Humko the right to use and practice registrant's proprietary rice bran processing technology exclusively in North America, with registrant retaining the right to use and practice the technology worldwide other than in North America.

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Registrant retains the right to use and practice certain related technology within North America, but only in its reserved field of use.

         The AC Humko assigned field of use refers to the processing in North America of rice, rice bran, rice bran protein, rice bran oil and other rice bran processing, but excludes processing steps subsequent to oil refining. The registrant reserved field of use is comprised of all use and practice of the technology (a) for any purpose worldwide other than in North America and (b) within North America for composition of matter, methods for treating or preventing disease and all processes not included in the AC Humko field of use for North America. Registrant has also assigned to AC Humko its intellectual property relating to stabilization developed, conceived or reduced to practice by registrant during the ten-year period following the agreement. For intellectual property within AC Humko's field of use other than stabilization technology, it has an option to obtain registrant's intellectual property developed, conceived or reduced to practice by registrant during the ten-year period following the agreement on terms to be agreed by registrant and AC Humko. As with the initial transfer, such subsequently transferred intellectual property would be restricted to use and practice by AC Humko in North America solely with respect to its assigned field of use.

         The technology agreement term is for the life of the covered patents currently or hereafter acquired for use by AC Humko. During the term of the agreement registrant has agreed not to

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control or participate in any business competitive with the business practiced by AC Humko pursuant to the agreement. For its part, AC Humko has agreed not to control or participate in any business that markets or sells Clearesterol(TM) in North America.

         Prospective Hard Asset Sale. Registrant and AC Humko have reached agreement in principle for the sale to AC Humko for $2 million of its rice bran business assets and the assumption of certain liabilities. The closing is contingent upon documentation of a final form of the draft agreement attached as an exhibit to the stock purchase agreement for the sale of the 2 million shares and completion of AC Humko due diligence.

         As part of the hard asset purchase agreement Bionutrics would acquire a perpetual profit-sharing interest in AC Humko's rice bran business. The profit participation would range from 50% of AC Humko's 1999 earnings (subject to no earnings hurdle) before interest, taxes, depreciation and amortization (EBITDA) from the commercialization, manufacturing, sale and distribution of rice bran derivative products, co-products and by-products, with reducing participation to registrant and increasing earnings hurdles to the point where registrant would receive 10% of such EBITDA over $3.15 million for 2003 and thereafter. AC Humko would supply the patented rice bran-derived Clearesterol ingredient used in Bionutrics' evolvE(R) product. evolvE, an advanced cardiovascular dietary supplement with cholesterol lowering, antioxidant and improved blood circulation properties, is sold in 39,000 retail stores throughout the U.S.

Item No. 5 Other Events

         Supply Agreement. The parties have entered into a supply agreement pursuant to which AC Humko will function as the exclusive supplier to registrant of Bionutrics distillant products including distillate streams from rice bran oil processing. Bionutrics distillate products include all products produced,

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marketed or sold by or for registrant to the extent they include evolvE,
Clearesterol or any tocotrienol or tocopherol if such products are produced using certain technology of registrant transferred pursuant to the technology agreement. Registrant has agreed to purchase from AC Humko for 24 months its output of rice bran oil distillate at a fixed price. AC Humko may upon nine months' notice terminate its supply obligation, in which case registrant would be free or required to deal with third parties to meet its supply obligations and needs.

         Stock Sale. In connection with its purchase of registrant's common stock AC Humko acquired 2 million, two-year warrants exercisable at $2 per share. At present, counting the AC Humko shares purchased in the current sale, registrant has approximately 20.4 million shares outstanding.

Item No. 7        Exhibits

       99.1 TECHNOLOGY AGREEMENT DATED AS OF AUGUST 14, 1998, BETWEEN AC HUMKO CORP. AND BIONUTRICS ENTITIES (INTENTIONALLY OMITTED. REGISTRANT IS SEEKING CONFIDENTIAL TREATMENT PURSUANT TO EXCHANGE ACT RULE 24b-2)

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       99.2       EXCLUSIVE SUPPLY AGREEMENT DATED AS OF AUGUST 14, 1998,
                  BETWEEN AC HUMKO CORP. AND BIONUTRICS ENTITIES (INTENTIONALLY OMITTED. REGISTRANT IS SEEKING CONFIDENTIAL TREATMENT PURSUANT TO EXCHANGE ACT RULE 24b-2)

       99.3 Stock Purchase Agreement dated as of August 14, 1998, between Bionutrics, Inc., and AC Humko Corp.

       99.4 Warrant Agreement dated as of August 14, 1998, between Bionutrics, Inc., and AC Humko Corp.

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:                                      Bionutrics, Inc.


August 31, 1998
                                            by  /s/ George E. Duck, Jr.
                                                ---------------------------
                                                George E. Duck, Jr.
                                                Vice President, Finance
                                                Secretary and Treasurer

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                                 EXHIBIT INDEX


       99.1 TECHNOLOGY AGREEMENT DATED AS OF AUGUST 14, 1998, BETWEEN AC HUMKO CORP. AND BIONUTRICS ENTITIES (INTENTIONALLY OMITTED. REGISTRANT IS SEEKING CONFIDENTIAL TREATMENT PURSUANT TO EXCHANGE ACT RULE 24b-2)

       99.2 EXCLUSIVE SUPPLY AGREEMENT DATED AS OF AUGUST 14, 1998, BETWEEN AC HUMKO CORP. AND BIONUTRICS ENTITIES (INTENTIONALLY OMITTED. REGISTRANT IS SEEKING CONFIDENTIAL TREATMENT PURSUANT TO EXCHANGE ACT RULE 24b-2)

       99.3 Stock Purchase Agreement dated as of August 14, 1998, between Bionutrics, Inc., and AC Humko Corp.

       99.4 Warrant Agreement dated as of August 14, 1998, between Bionutrics, Inc., and AC Humko Corp.



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